Exhibit 10.29

PALVELLA THERAPEUTICS, INC.

2024 EQUITY INCENTIVE PLAN

STOCK OPTION GRANT NOTICE AND
STOCK OPTION AGREEMENT

Palvella Therapeutics, Inc. (the “Company”), pursuant to its 2024 Equity Incentive Plan (the “Plan”), hereby grants to the participant set forth below (“Participant”), an option to purchase the number of Shares of the Company’s common stock set forth below (the “Option”). The Option described in this Stock Option Grant Notice (the “Grant Notice”) is subject to the terms and conditions set forth in the Stock Option Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, capitalized terms used in this Grant Notice and the Agreement will have the meanings defined in the Plan.

Participant:
Grant Date:
Vesting Commencement Date:
Exercise Price per Share:	$
Total Number of Shares Subject to Option:
Expiration Date:

Type of Option:                _____ Incentive Stock Option _____ Non-Qualified Stock Option

Vesting Schedule:             Subject to the continued service of Participant with the Company through the applicable vesting date, the Option shall vest as follows:

[INSERT VESTING SCHEDULE]

[INSERT ACCELERATED VESTING TRIGGERS, IF ANY]1

[Signature Page Follows]

1 Note to Draft: Consider whether the unvested Option Shares will fully vest upon the occurrence of certain events (e.g., Change in Control, a termination without Cause death, disability, etc.).

By Participant’s signature and the Company’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. Participant has reviewed the Plan, the Agreement and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Stock Option Agreement and the Plan. This document may be executed, including by electronic means, in multiple counterparts, each of which will be deemed an original, and all of which together will be deemed a single instrument.

PALVELLA THERAPEUTICS, INC.	PARTICIPANT

_____________________________	_____________________________
Name:	Name:
Title:

EXHIBIT A

STOCK OPTION AGREEMENT

Pursuant to the Stock Option Grant Notice (“Grant Notice”) to which this Stock Option Agreement (this “Agreement”) is attached, Palvella Therapeutics, Inc. (the “Company”) has granted to Participant an Option under the Company’s 2024 Equity Incentive Plan (the “Plan”) to purchase the number of Shares indicated in the Grant Notice (the “Option Shares”). Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

1.	Grant of Option.

(a)    Effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to Participant an Option to purchase any part or all of an aggregate of the number of Option Shares set forth in the Grant Notice, subject to the terms and conditions set forth in the Grant Notice, the Plan and this Agreement.

(b)    The Exercise Price per Share set forth in the Grant Notice (the “Exercise Price”) is intended to be at least equal to the Fair Market Value per Share on the Grant Date.

2.      Term of Option. The Option may not be exercised later than the Expiration Date set forth in the Grant Notice, subject to earlier termination in accordance with the Plan and this Agreement.

3.      Nature of Option. Unless designated as a Non-Qualified Stock Option in the Grant Notice, the Option shall be an Incentive Stock Option to the maximum extent permitted by Applicable Law.

4.      Vesting and Exercise of Option.

(a)    Vesting.

(i)    Subject to Section 4(c) below, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the vesting schedule in the Grant Notice (the “Vesting Schedule”).

(ii)    The installments provided for in the Vesting Schedule are cumulative. Each such installment which becomes vested and exercisable pursuant to the Vesting Schedule shall remain vested and exercisable until it becomes unexercisable under Section 4(c) or pursuant to the terms of the Plan. Once the Option becomes unexercisable, it shall be forfeited immediately.

(b)    Service with Affiliates. Solely for purposes of this Agreement, service with the Company will be deemed to include service with an Affiliate of the Company (for only so long as such entity remains an Affiliate of the Company).

(c)    Effect of Termination of Service on the Option. If Participant’s service terminates for any reason, the vested portion of the Option shall remain exercisable, if at all, for such period as set forth in Section 7 of the Plan.

(d)    Method of Exercise. Participant may exercise the Option by delivering a written notice of exercise to the Company in accordance with Section 5(d) of the Plan. Such notice must also be accompanied by any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

(e)    Partial Exercise. The Option may be exercised in whole or in part, provided, however, that any exercise may apply only with a whole number of Shares.

(f)    Restrictions on Exercise. The Option may not be exercised, and any purported exercise will be void, if the issuance of the Option Shares upon such exercise would constitute a violation of any law, regulation or exchange listing requirement. The Committee may from time to time modify the terms of this Option or impose additional conditions on the exercise of this Option as it deems necessary or appropriate to facilitate compliance with any Applicable Law, regulation or exchange listing requirement. As a further condition to the exercise of the Option, the Company may require Participant to make any representation or warranty as may be required by or advisable under any applicable law or regulation.

(g)    Rights as Stockholder. The Option will not confer upon Participant any of the rights or privileges of a stockholder in the Company unless and until Participant is issued Shares following Participant’s exercise of the Option.

(h)    Special Incentive Stock Options Provisions.

(i)    Tax Consequences. Participant acknowledges that, to the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of all Option Shares with respect to which are Incentive Stock Options, are first exercisable for the first time by Participant in any calendar year exceeds $100,000 (or such other limitation as imposed by Section 422(d) of the Code), the Option and such other options shall be treated as not qualifying under Section 422 of the Code but rather shall be considered Non-Qualified Stock Options. Participant further acknowledges that the rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted.

(ii)    Disqualifying Disposition. If Participant disposes of any of the Option Shares subject to an Incentive Stock Option prior to the expiration of either two (2) years from the Grant Date or one (1) year from the date the Option Shares are transferred to Participant pursuant to the exercise of the Option (a “Disqualifying Disposition”), Participant shall notify the Company within thirty (30) days after such disposition of the date and terms of such disposition. Participant also agrees to provide the Company with any information concerning any such dispositions as the Company requires for tax purposes.

5.      Non-Transferability of Option. Except for the forfeiture to the Company contemplated by Section 4(c) hereof, the Option may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner either voluntarily or involuntarily by operation of law or otherwise, other than by will or by the laws of descent and distribution.

6.      Acknowledgements. As a further condition to the exercise of the Option, the Company may require that certain agreements, undertakings, representations, certificates, legends and/or information or other matters, as the Company may deem necessary or advisable, be executed, agreed to and/or provided to the Company to assure compliance with all such Applicable Laws. Participant further acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such Applicable Laws. To the extent permitted by Applicable Laws, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such Applicable Laws.

7.    Tax Consequences. Participant acknowledges that the Company has not advised Participant regarding Participant’s income tax liability in connection with the grant of the Option and that the Company does not guarantee any particular tax treatment. Participant acknowledges that Participant has reviewed with their own tax advisors the tax treatment of this Option (including, without limitation, the purchase and sale of Option Shares subject hereto) and is relying solely on those advisors in that regard. Participant understands that Participant (and not the Company) will be responsible for their own tax liabilities arising in connection with this Option. Notwithstanding that the Option is intended to be treated as an Incentive Stock Option or a Non-Qualified Stock Option, the Company makes no guarantee as to the tax treatment of the Option. Participant understands that the Company shall not be liable or responsible for any tax liability that Participant incurs in connection with this Option, including without limitation in the event that the Internal Revenue Service determines that this Option does not qualify as an Incentive Stock Option within the meaning of the Code or if Participant makes a Disqualifying Disposition.

8.    Clawback Provisions. In consideration for the grant of the Option, the Participant agrees to be subject to (i) any compensation, clawback, recoupment or similar policies of the Company or its Affiliates covering the Participant that may be in effect from time to time, whether adopted before or after the Grant Date, and (ii) to such other clawback measures as may be required by Applicable Law ((i) and (ii) together, the “Clawback Provisions”). The Participant understands that the Clawback Provisions are not limited in their application to the Option, or to any equity or cash the Participant may receive in connection with the Option.

9.    Other Company Policies. The Participant agrees, in consideration for the grant of the Option, to be subject to any policies of the Company and its Affiliates regarding stock ownership, securities trading, anti-hedging and anti-pledging of securities, and other similar policies, that may be in effect from time to time, or as may otherwise be required by Applicable Law.

10.    Entire Agreement. The Grant Notice and this Agreement, together with the Plan, represent the entire agreement between the parties with respect to the subject matter hereof and supersede any prior agreement, written or otherwise, relating to the subject matter hereof. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee with respect to questions arising under the Plan, the Grant Notice, or this Agreement.

11.    Amendment. The Grant Notice and this Agreement may only be amended by a writing signed by each of the parties hereto. To the extent permitted by Applicable Laws, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such Applicable Laws.

12.    Successors and Assigns. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto. Neither this Agreement nor any rights or interest hereunder shall be assignable by the Participant, his or her beneficiaries or legal representatives, and any purported assignment in violation hereof shall be void ab initio and of no force or effect.

13.    Waiver. Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

14.    No Right to Continued Service. Neither the Plan nor this Agreement will confer upon Participant any right to continue in the service of the Company or any of its Affiliates, or limit in any respect the right of the Company or its Affiliates to discharge Participant at any time, with or without Cause and with or without notice.

15.    Tax Withholding. The Company is hereby authorized to withhold from any consideration payable or property transferable to Participant any taxes required to be withheld by applicable law in connection with the grant or exercise of this Option or the vesting or disposition of the Option Shares. The Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the issuance of any Option Shares. The Participant may satisfy the applicable withholding tax obligations by paying the amount of any taxes in cash, or, to the extent permitted by the Committee, Shares or other securities may be delivered to the Company or deducted from the number of Option Shares to be issued to the Participant pursuant to this Agreement to satisfy the obligation in full or in part as long as such withholding of Shares does not violate any applicable laws, rules, or regulations of federal, state, or local authorities (including Section 16 of the Securities Exchange Act of 1934, and the rules promulgated thereunder, if applicable). The Participant shall make such payment or arrangement no later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Option Shares. The obligations of the Company under the Plan are conditioned on such payment or arrangement and the Company, to the extent permitted by law, has the right to deduct any such taxes from any distribution of any kind otherwise due to the Participant.

16.    Governing Law; Severability. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

17.    Consent to Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Grant Notice, the Plan or this Agreement or any notices required by applicable law or the Company’s Certificate of Incorporation or Bylaws by email or any other electronic means. The Participant hereby consents to (i) conduct business electronically, (ii) receive such documents and notices by such electronic delivery and (iii) sign documents electronically and agrees to participate through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

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